UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 9, 2016

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Peter F. Smith, a member of the board of directors of CNB Financial Corporation (the “Corporation”) and CNB Bank (the “Bank”) for over 27 years, has been named by fellow directors Chairman of the Board of the Corporation and the Bank, effective January 1, 2017.

Dennis L. Merrey has been chairman since 2007 and provided a two-year notice of his intention to step down as chairman at the end of 2016. Mr. Merrey has been a director of the Corporation since 1991 and will remain on the board of directors of the Corporation and the Bank.

Mr. Smith is the sixth chairman of the Corporation since its formation in 1984. John Leitzinger was the original chairman followed by Ronald B. Strattan, L. E. Soult, Jr., William Owens and most recently Mr. Merrey. Mr. Smith obtained his Bachelor of Arts from Williams College in 1976 and later graduated from the Dickinson School of Law in 1981. He joined his late father, William U. Smith, in the general practice of law in Clearfield after graduation and continues that practice today. Mr. Smith was appointed to the CNB Financial Corporation board of directors in 1989.

A copy of the Corporation’s press release dated August 11, 2016 announcing Mr. Smith’s election as Chairman of the Board effective January 1, 2017 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated August 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: August 12, 2016	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated August 11, 2016.